UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 18, 2004 (August 17, 2004)
(Date of Report (date of earliest event reported))

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

9 West 57th Street		10019
New York, NY		(Zip Code)
(Address of principal executive office)

(212) 413-1800
(Registrant's telephone number, including area code)

None
(Former name or former address if changed since last report)

Item 5. Other Events

EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

On August 17, 2004, we announced that we have terminated discussions with the party referred to in our Current Report on Form 8-K dated July 21, 2004 regarding the potential sale of our mortgage business. We will continue the process of receiving proposals and holding preliminary discussions with other parties regarding the sale of such business and, as previously stated, are also considering other strategic alternatives for the business. It is anticipated that any transaction will provide for our continued participation in the mortgage business through our residential real estate, relocation and settlement services businesses. Due to the preliminary nature of the current discussions, the potential net proceeds from, and structure of, any such transaction can not be determined at this time.

A copy of the press release announcing this update to the potential divestiture of our mortgage business is attached as Exhibit 99 to this Form 8-K and is incorporated by reference herein.

Statements about future results made herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Cendant cautions that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Cendant's Form 10-Q for the quarterly period ended June 30, 2004.

Item 7. Exhibits

See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

Date: August 18, 2004	By:	/s/ Eric Bock

Eric J. Bock Executive Vice President -- Law and Corporate Secretary

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated August 18, 2004 (August 17, 2004)

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release issued by Cendant Corporation on August 17, 2004.